Exhibit 99.3

PRELIMINARY PROXY CARD, SUBJECT TO COMPLETION

PLX PHARMA INC.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON ______, 2017

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of PLx Pharma Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and Proxy Statement each dated _____, 2017 and hereby appoints Natasha Giordano as proxy and attorney-in-fact, with full power of substitution, on behalf of and in the name of the undersigned to represent the undersigned at the Special Meeting of Stockholders of PLx Pharma Inc. to be held on ________, 2017, at 10:00 a.m., Central Time, at the offices of the Company located at 8285 El Rio Street, Suite 130, Houston, Texas, 77054, and at any adjournments or postponements thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there present, upon the matters set forth below.

(Continued, and to be marked, dated and signed, on the other side)

SPECIAL MEETING OF STOCKHOLDERS OF PLX PHARMA INC.

______, 2017

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN INK AS SHOWN HERE ☒

UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS ONE AND TWO BELOW, AND IN ACCORDANCE WITH THE DETERMINATION OF THE PROXY AS TO OTHER MATTERS. The undersigned stockholder hereby revokes any proxy or proxies heretofore given with respect to these matters.

1. The proposal to adopt and approve the Agreement and Plan of Merger and Reorganization by and among Dipexium, AcquireCo and PLx, dated as of December 22, 2016 (in the form attached to the proxy statement as Annex A) and to approve the transactions contemplated thereby.

FOR ☐	AGAINST ☐	ABSTAIN ☐

2. The proposal to authorize an amendment to PLx’s 2015 Omnibus Incentive Plan (in the form attached to the proxy statement as Annex G) to increase the number of shares of PLx common stock authorized for issuance thereunder from 1,000,000 to 1,450,000.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Please date and sign in the exact stockholder name(s) in which your shares are held. When shares are held jointly, each holder should sign. When signing as executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, a duly authorized officer should sign on behalf of and in the name of the corporation, with the officer’s full title. If the signer is a partnership, a duly authorized person should sign on behalf of and in the name of the partnership. If signer is a limited liability company, a duly authorized person should sign on behalf of and in the name of the limited liability company.

_________________________________________	_________________________________________
Printed Name of Stockholder	Printed Name of Joint Stockholder

_________________________________________	_________________________________________
Signature of Stockholder or Authorized Representative	Signature of Joint Stockholder or Authorized Representative

Date:_______________________________	Date:_______________________________